WENDY E. MILLER, ESQ.

July 7, 2006

VIA EDGAR TRANSMISSION US Biodefense, Inc. 13674 E. Valley Blvd. City of Industry, CA 91746

Re: 10,000,000 Shares of Common Stock, $0.001 par value per share

Ladies and Gentlemen:

     We have acted as special counsel to US Biodefense, Inc., a Utah corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to 10,000,000 shares of the Company's common stock, $0.001 par value (the “Shares”), to be issued from time to time pursuant to the US Biodefense 2006 Qualified Stock Option Plan (the “Plan”).

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K. In so acting, we have examined the Registration Statement, and we have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies. The opinion expressed below is limited to the General Corporation Law of Utah, and we do not express any opinion herein concerning any other law.

Based on the foregoing, we are of the opinion that:

1.	The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah; and

2.	Assuming the accuracy of the documents, representations and warranties of the Company, each share that will be newly issued under the terms and provisions of the Agreements, will have been legally issued, fully paid and non-assessable when:

	a.	The Registration Statement, as it may be amended, shall have become effective under the Securities Act;

	b.	Such shares shall have been duly issued pursuant to the authorization of the Company’s Board of Directors or a duly authorized committee thereof, in the manner contemplated by them; and

	c.	A certificate representing such shares shall have been duly executed, countersigned and registered and duly delivered to the participant thereof against payment of the

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E-mail: wendymilleresq@gmail.com

Re: US Biodefense, Inc. July 7, 2006 Page 2 of 2

                   agreed consideration therefore (not less than the par value thereof) determined in accordance with the terms of the Agreements.

     We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares, as contemplated by the Registration Statement. In delivering this opinion letter, we have assumed, as to questions of fact, among other things, the accuracy of representations and the genuineness of documents and signatures given to or reviewed by us.

     This opinion letter is limited to the corporate laws of the State of Utah. The opinions expressed herein are solely for your benefit in connection with the Form S-8 Registration Statement of the Company and may not be relied upon in any manner or for any purpose by any other person or entity without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

Sincerely,
/s/ Wendy E. Miller, Esq.
Wendy E. Miller, Esq.